UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 19, 2007

OrthoLogic Corp.
 (Exact name of registrant as specified in its charter)

Delaware	000-21214	86-0585310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1275 West Washington Street, Tempe, Arizona 85281

(Address of principal executive offices including zip code)

 (602) 286-5520
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 19, 2007, OrthoLogic Corp. (the "Company") entered into a Rights Agreement (the "Rights Agreement") with The Bank of New York, as Rights Agent.  A brief summary of the Rights Agreement is set forth under  "Item 3.03 Material Modification to Rights of Security Holders" below and is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders

On June 19, 2007, the Board of Directors of OrthoLogic Corp.  (the “Board”) declared a dividend distribution of one Right for each outstanding share of Common Stock, par value $.0005 per share (a “Common Share”), of the Company to stockholders of record at the close of business on July 2, 2007 (the “Record Date”).  Except as set forth below, each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Preferred Stock, par value $.0005 per share (“Series A Shares”), at a price of $6.00 (the “Purchase Price”), subject to adjustment.  The Purchase Price must be paid in cash.  The description and terms of the Rights are set forth in the Rights Agreement.

Initially, no separate Right Certificates will be distributed.  Until the earlier to occur of (a) ten days following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding Common Shares or (b) ten business days following the commencement of a tender offer or exchange offer if, upon consummation thereof, such person or group would be the beneficial owner of 20% or more of such outstanding Common Shares (the earlier of such dates being called the “Separation Date”), the Rights will be evidenced, with respect to any Common Shares outstanding as of the Record Date, by the certificates representing such Common Shares.  The Rights Agreement provides that, until the Separation Date, the Rights will be transferred with, and only with, the Common Shares.  From as soon as practicable after the Record Date and until the Separation Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference.  Until the Separation Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date will also constitute the transfer of the Rights associated with the Common Shares represented by such certificates.  As soon as practicable following the Separation Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Shares as of the close of business on the Separation Date and, thereafter, such separate Right Certificates alone will evidence the Rights.

The Rights are not exercisable until the Separation Date and will expire on June 19, 2010, unless earlier redeemed by the Company as described below.

In the event that a person (other than the Company and its affiliates) becomes the beneficial owner of 20% or more of the then outstanding Common Shares, the Rights Agreement provides that proper provision shall be made so that each holder of a Right will thereafter be entitled to receive, upon exercise, Common Shares (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right.

In the event that, at any time following the first date of public announcement by the Company or an Acquiring Person indicating that an Acquiring Person has become such (the “Shares Acquisition Date”), (a) the Company engages in a merger or other business combination transaction in which the Company is not the surviving corporation, (b) the Company engages in a merger or other business combination transaction or share exchange with another person in which the Company is the surviving corporation, but in which its Common Shares are changed or exchanged or (c) 50% or more of the Company’s assets or earning power is sold or transferred, the Rights Agreement provides that proper provision shall be made so that each holder of a Right shall thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, common shares of the acquiring company having a value equal to two times the exercise price of the Right.

The Board may, at its option, at any time after the right of the Board to redeem the Rights has expired or terminated (with certain exceptions), exchange all or part of the then outstanding and exercisable Rights (other than those held by the Acquiring Person and Affiliates and Associates of the Acquiring Person) for Common Shares at a ratio of one Common Share per Right, as adjusted; provided, however, that such Right cannot be exercised once a Person, together with such Person’s Affiliates and Associates, becomes the owner of 50% or more of the outstanding Common Shares.  If the Board authorizes such an exchange, the Rights will immediately cease to be exercisable.

Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in the fourth and fifth paragraphs of this Item 3.03, any Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person shall immediately become null and void.

The Purchase Price payable, and the number of Series A Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (a) in the event of a dividend of Series A Shares on, or a subdivision, combination or reclassification of, the Series A Shares, (b) upon the grant to holders of the Series A Shares of certain rights or warrants to subscribe for Series A Shares or securities convertible into Series A Shares at less than the current market price of the Series A Shares or (c) upon the distribution to holders of the Series A Shares of debt securities or assets (excluding regular quarterly cash dividends and dividends payable in Series A Shares) or of subscription rights or warrants (other than those referred to above).

At any time before a person becomes an Acquiring Person, the Board may redeem the Rights in whole, but not in part, at a price of $0.01 per Right, subject to adjustment (the “Redemption Price”).  Immediately upon the action of the Board ordering redemption of the Rights, the Rights will no longer be exercisable, except upon the occurrence of certain events that have the effect of deferring the effective time of the redemption.  In general, thereafter the only right of the holders of Rights will be to receive the Redemption Price.

Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.  While the distribution of the Rights will not be taxable to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Shares (or other consideration) of the Company or for common shares of the Acquiring Person as set forth above.

Prior to the Separation Date, any of the provisions of the Rights Agreement may be amended by the Board other than the Redemption Price.  Thereafter, certain other provisions of the Rights Agreement may be amended by action of the Board if such amendment does not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person).

As of June 18, 2007 there were approximately 41,670,650 Common Shares outstanding.  Each outstanding Common Share on July 2, 2007 will receive one Right.  As long as the Rights are attached to the Common Shares, the Company will issue one Right with each new Common Share, so that all such shares will have attached Rights. One million (1,000,000) shares of preferred stock of the Company have been designated Series A Shares.

The Rights have certain anti-takeover effects. The Rights will cause dilution to a person or group that attempts to acquire the Company (without conditioning the offer on any substantial number of Rights being simultaneously acquired) in a transaction which the Board of Directors does not approve as in the best interest of the Company and its shareholders.

The form of Rights Agreement between the Company and The Bank of New York specifying the terms of the Rights, along with Exhibit A thereto (the Amended and Restated Certificate of Designation in respect of Series A Preferred Stock), Exhibit B thereto (a form of Right Certificate and related documents) and Exhibit C thereto (the Summary of Rights to Purchase Series A Preferred Stock) are attached hereto as Exhibit 4.1 and are incorporated herein by reference. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement.

Item 5.03	Amendments to Articles of Incorporation or Bylaws.

On June 21, 2007, in connection with the Company entering into the Rights Agreement, the Company filed an Amended and Restated Certificate of Designation of Series A Preferred Stock with the Secretary of State of Delaware. The Company’s Board of Directors authorized the filing of the Amended and Restated Certificate of Designation on June 19, 2007. Pursuant to the Amended and Restated Certificate of Designation, the Board designated 1,000,000 shares of the Company’s preferred stock, $.0005 par value per share, as Series A Preferred Stock.  See description set forth under "Item 3.03 Material Modification to Rights of Security Holders" for a more complete description of the rights and preferences of the Series A Preferred Stock. A copy of the Amended and Restated Certificate of Designation of Series A Preferred Stock is attached as Exhibit 3.1 to this Current Report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits

Exhibit No.	Description
3.1	Amended and Restated Certificate of Designation of Series A Preferred Stock, as filed with the Secretary of State of Delaware on June 21, 2007.
4.1
Rights Agreement, dated as of June 19, 2007, between OrthoLogic Corp. and The Bank of New York, which includes the Amended and Restated Certificate of Designation in respect of Series A Preferred Stock as Exhibit A, a Form of Right Certificate and related documents as Exhibit B, and a Summary of Rights to Purchase Series A Preferred Stock as Exhibit C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ORTHOLOGIC CORP.
(Registrant)

DATE: June 25, 2007	/s/ Les M. Taeger
Les M. Taeger
Chief Financial Officer

ORTHOLOGIC CORP.

  EXHIBIT INDEX

 TO

 FORM 8-K CURRENT REPORT

 Dated as of June 25, 2007

Exhibit No.	Description

3.1	Amended and Restated Certificate of Designation of Series A Preferred Stock, as filed with the Secretary of State of Delaware on June 21, 2007.

4.1
Rights Agreement, dated as of June 19, 2007, between OrthoLogic Corp. and The Bank of New York, which includes the Amended and Restated Certificate of Designation in respect of Series A Preferred Stock as Exhibit A, a Form of Right Certificate and related documents as Exhibit B, and a Summary of Rights to Purchase Series A Preferred Stock as Exhibit C.